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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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PRIMEDIA INC.
(Name of Registrant as Specified in Its Charter)

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PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, May 12, 2004

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Wednesday, May 12, 2004, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 at 10:00 a.m. to:

(1)  Elect ten directors;

(2)  Act upon the selection of auditors for the fiscal year ending December 31, 2004; and

(3)  Transact such other business as may properly come before the meeting.

Only holders of record of common stock of the Company, $.01 par value, at the close of business on April 1, 2004, will be entitled to vote at the meeting.

                        Beverly C. Chell
                         Vice Chairman and Secretary

April 22, 2004

PROXY STATEMENT

Solicitation of Proxies

This proxy statement is furnished by the Board of Directors (the "Board") of PRIMEDIA Inc. (the "Company" or "PRIMEDIA" and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, May 12, 2004, at 10:00 a.m., at the Four Seasons Hotel, 57 East 57th St., New York, NY 10022 and at any and all adjournments thereof. Mailing of this proxy statement and form of proxy will commence on or about April 23, 2004. Holders of record of common stock of the Company, $.01 par value (the "Common Stock"), at the close of business on April 1, 2004, will be entitled to one vote for each share held on all matters to come before the meeting. On April 1, 2004, there were outstanding 259,995,950 shares of Common Stock. Stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope. Alternatively, stockholders may vote via the Internet or by telephone as indicated on the enclosed materials.

The proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

The cost of the preparation of proxy materials and the solicitation of proxies will be borne by the Company.

Voting at the Meeting

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

CORPORATE GOVERNANCE

Governance Principles

The Board is committed to establishing and maintaining corporate governance practices which reflect the highest standards of ethics and integrity. Toward that end, a Corporate Governance Committee has been established. The Corporate Governance Committee charter and the Company's Corporate Governance Guidelines will be posted on the Company's website at www.primedia.com prior to the annual meeting and are available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151.

Director Independence

Because more than 50% of the stockholder voting power of the Company is held by investment partnerships controlled by Kohlberg Kravis Roberts & Co. L.P. ("KKR"), under the applicable rules of the New York Stock Exchange ("NYSE"), the Company is a "controlled company". As a "controlled company", the Company may elect and has elected not to have a majority of independent directors.

To increase the quality of the Board's oversight and to lessen the possibility of damaging conflicts of interest, the Board intends to have at least three "independent directors", as defined from time to time by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. No director will be considered "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established guidelines to assist it in determining director independence. The independence guidelines are set forth in Annex A of our Corporate Governance Guidelines. Applying these guidelines and the rules of the NYSE and other applicable laws, the Board has determined that the following three directors are independent: David Bell, Timothy D. Dattels and H. John Greeniaus.

All members of the Audit Committee must be independent directors and must meet the Company's independence guidelines and all of the criteria established for audit committee service by the NYSE, the NASD, the Sarbanes-Oxley Act, any other law and any other rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. No member of the Audit Committee of the Board of Directors may serve on the audit committee of more than five public corporations without the approval of the Board.

Code of Ethics

All directors, officers and employees of PRIMEDIA are expected to act in accordance with the Company's Code of Business Conduct and Ethics to ensure that the Company's core values of honesty, fair dealing, ethical business practice, and full disclosure are followed by all. A copy of the Business Conduct and Code of Ethics is posted on the Company's website at www.primedia.com and is available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151.

Stockholder Communications

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to such member or members c/o Corporate Secretary, PRIMEDIA Inc., 745 Fifth Avenue, New York, NY 10151.

ELECTION OF DIRECTORS

Board of Directors

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board, Chief Executive Officer ("CEO") and other officers.

Regular meetings of the Board are held each calendar quarter. The organizational meeting will follow immediately after the annual meeting of stockholders. The Board held five meetings in 2003 and also acted by unanimous written consent. Each director standing for election attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees of which he or she was a member in 2003.

It is the Company's policy that directors are encouraged to attend the annual meeting of stockholders. Six directors attended the annual meeting in 2003.

Executive Sessions

The directors of the Company who are not officers or employees of the Company will hold regular executive sessions at which management, including the Chairman and the CEO, is not present. Unless the Board determines otherwise, these sessions shall occur, at a minimum, two times a year. In addition, those directors of the Company who have been determined by the Board to be independent shall hold an executive session at which only independent directors shall be present at least once a year. The director with the most seniority in attendance at an executive session shall preside over such executive session.

Committees of the Board

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes regular committee memberships currently held by each nominee.

The Audit Committee in accordance with its duties and obligations set forth in the Audit Committee Charter attached to this proxy statement as Annex A, meets with management, the Company's independent auditors and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee engages the Company's independent auditors, discusses with the independent auditors their audit scope and, in connection with determining their independence, reviews the services performed by the independent auditors. The Committee met twelve times in 2003. Timothy Dattels (Chairman), David Bell and H. John Greeniaus presently serve as the members of the Audit Committee. Meyer Feldberg stepped down from the Audit Committee (which he had chaired) effective December 2003 because he did not believe he could devote the time required. The Board has determined that Messrs. Dattels, Greeniaus and Bell each qualify as an "audit committee financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the SEC and that each has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee's Report appears elsewhere in this proxy statement. The Audit Committee charter is posted on the Company's website at www.primedia.com and is available by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151.

The Compensation Committee is responsible for administering the Company's compensation programs and remuneration arrangements for its senior executives, including the chief executive officer. As a "controlled company" as defined in the applicable rules of the NYSE, the Company may elect and has elected not to have a compensation committee composed entirely of independent directors. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consists of Henry R. Kravis (Chairman), Perry Golkin and Joseph Bae and met three times in 2003. To meet the requirements for deductibility of certain executive compensation under the Internal Revenue Code of 1986, as amended (the "Code"), the Company established in 1999 the Special Compensation Committee, consisting of Professor Feldberg and Mr. Greeniaus, which did not meet in 2003.

The Executive Committee consists of Messrs. Kravis, Golkin and Bae and has authority to act for the Board on all matters during intervals between Board meetings. The Executive Committee met twice and also acted by unanimous written consent during 2003.

The Corporate Governance Committee was formed in March 2004 for the purpose of monitoring and making recommendations to the Board on matters of corporate governance. The Corporate Governance Committee members are Meyer Feldberg (Chairman), David Bell, Timothy Dattels and H. John Greeniaus. As a "controlled company" as defined in the applicable rules of the NYSE, the Company may elect and has elected not to have a Corporate Governance Committee composed entirely of independent directors. The Corporate Governance Committee charter and the Company's Corporate Governance Guidelines will be posted on the Company's website at www.primedia.com prior to the Annual Meeting and will be available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151.

Director Nominations

As a "controlled company" as defined in the applicable rules of the NYSE, the Company is not required to have a nominating committee. The Board does not delegate the responsibility of nominating potential new directors to a separate nominating committee because it believes that all directors should be involved in this process. The Board will consider stockholder recommendations for candidates for the Board which should be sent to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Such nominations must conform to the procedures set forth in the Company's by-laws, a copy of which is available by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. The Board also considers candidates recommended by current directors, Company officers, employees and others. Candidates should be individuals with high standards of ethics and integrity, good judgment and who are committed to representing the interests of the stockholders. They should have broad business, governmental, non-profit or professional experience that indicates the candidate will be able to make significant and immediate contributions to the Board's discussions and decisions. They should be able to devote sufficient time and energy to the performance of the duties of a director. The Board's review of a candidate is typically based on any written materials provided with respect to the potential candidate, personal references and interviews. In 2003, the Board did not pay a fee to any third party to identify candidates.

The Nominees

It is proposed that ten directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked or indicated a proxy will be voted for such persons. George R. Roberts has decided not to stand for reelection because he does not believe he can devote the necessary time because of other responsibilities. The number of directors constituting the full Board will be reduced to ten upon Mr. Roberts stepping down on May 14, 2004.

Kelly P. Conlin became a Director of the Company when he became CEO and President of the Company in October 2003. Mr. Dattels became a Director of the Company in September 2003. Mr. Charles McCurdy resigned as a director of the Company in October 2003 when he stepped down as President and Interim CEO. Each of the other nominees was elected at the last annual meeting as a director.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors recommends that you vote FOR the nominees described below.

Joseph Y. Bae Director Age: 32
Mr. Bae became a Director in April 2002. Mr. Bae is a limited partner of KKR Associates, L.P. ("KKR Associates") and has been an executive of KKR since September 1996. Previously, he worked at Goldman Sachs & Co. from 1994 to 1996. He is also a director of The Boyd's Collection Ltd. Mr. Bae serves on the Compensation and Executive Committees.

David Bell Director Age: 60
Mr. Bell became a Director in May 2001. He has been the Chairman and the Chief Executive Officer of the Interpublic Group of Companies since February 2003 and was the Vice Chairman of the Interpublic Group of Companies from July 2001 to January 2003 and the Chairman of the Board and Chief Executive Officer of True North Communications Inc. from 1999 through 2001. Mr. Bell is also a director of The Warnaco Group, Inc. Mr. Bell is a member of the Audit Committee and the Corporate Governance Committee.
Beverly C. Chell Vice Chairman, General Counsel, Secretary and Director Age: 61	Ms. Chell became Vice Chairman, General Counsel and Secretary of PRIMEDIA in November 1991 and a Director in March 1992.
Kelly P. Conlin President, Chief Executive Officer and Director Age: 43
Mr. Conlin became President, CEO and a Director in October 2003. Prior to joining the Company, Mr. Conlin was Chief Executive Officer of International Data Group ("IDG") from March 1999 to September 2002, a director of IDG from March 2001 to September 2002 and President of IDG from October 1995 to September 2002. From January 2003 to September 2003, Mr. Conlin was an advisor to Providence Equity Partners, a private investment firm specializing in equity investments in communications and media companies.
Timothy D. Dattels Director Age: 46
Mr. Dattels became a Director in September 2003. From 1996 to 2003, Mr. Dattels was a partner at Goldman Sachs where he served as the Head of Goldman Sachs' Menlo Park office from November 2000 to January 2003 and Head of Investment Banking in Asia from August 1995 to November 2000. Mr. Dattels is the Chairman of the Audit Committee and a member of the Corporate Governance Committee.

Meyer Feldberg Director Age: 62
Professor Feldberg became a Director in January 1997. Professor Feldberg is Professor and Dean of the Columbia University Graduate School of Business ("CUGSB") and has been since 1989. Professor Feldberg has announced that he will be stepping down as Dean of CUGSB effective June 2004 and he will remain on the CUGSB faculty as the Sanford Bernstein Professor of Leadership and Ethics. He is also a director of UBS Funds, Federated Department Stores, Inc., Revlon, Inc., SAPPI, Ltd., and Select Medical Corporation. He is the Chairman of the Corporate Governance Committee and a member of the Special Compensation Committee.
Perry Golkin Director Age: 50
Mr. Golkin became a Director of PRIMEDIA in November 1991. He is a General Partner of KKR Associates and was a General Partner of KKR from January 1, 1995 until January 1, 1996 when he became a member of the limited liability company which serves as the general partner of KKR. He is also a director of Walter Industries, Inc., Bristol West Holdings, Inc. and Willis Group Holdings Limited. Mr. Golkin is a member of the Compensation and Executive Committees.
H. John Greeniaus Director Age: 59
Mr. Greeniaus has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. He became a director in June 1998. He is also a director of the Interpublic Group of Companies, Inc. He is a member of the Audit Committee, the Corporate Governance Committee and the Special Compensation Committee.
Henry R. Kravis Director Age: 60
Mr. Kravis became a Director in November 1991. He is a Founding Partner of KKR and KKR Associates. Effective January 1, 1996, he became a managing member of the Executive Committee of the limited liability company which serves as the general partner of KKR. He is also a director of Alliance Imaging, Inc., and The Boyd's Collection Ltd. Mr. Kravis is Chairman of the Compensation Committee and serves on the Executive Committee.

Dean B. Nelson Chairman of the Board and Director Age: 45
Mr. Nelson became a Director and Interim Chairman of the Board in April 2003. In October 2003, Mr. Nelson became Chairman of the Board. He has been the Chief Executive Officer of Capstone Consulting LLC ("Capstone") since March 2000. From August 1985 to February 2000, Mr. Nelson was employed by Boston Consulting Group, Inc. where he was a Senior Vice President from December 1998 to February 2000 and held various other positions from August 1985 to November 1998.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. Non-employee directors receive an annual all inclusive fee of $55,000 for all services on the Board and all committees, except that in connection with serving on the Audit Committee of the Board, and in recognition of the additional duties and time commitments required of Audit Committee members, the Chairman of the Audit Committee receives an additional $30,000 and all other members of the Audit Committee receive an additional $25,000. Consistent with the past practices of the Company, upon becoming a director of the Company, on September 17, 2003, Mr. Dattels was granted 50,000 options to purchase Common Stock of the Company at an exercise price of $2.95 per share under the Company's 1992 Stock Purchase and Option Plan, as amended (the "Stock Option Plan"), the then fair market value of the Company's Common Stock.

Pursuant to the Directors' Deferred Compensation Plan, a non-employee director may elect to defer all or part of the fee. Deferred amounts are "credited" to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA's average borrowing rate, is credited quarterly for bookkeeping purposes to a director's cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent equal to the then value of credited shares, at the Company's option, in whole or in part, from his account following retirement or termination of service. Two of the current non-employee directors have elected to defer their fees in Common Stock equivalents.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

To Our Stockholders:

The Compensation Committee is responsible for administering executive compensation programs of the Company. Those programs are designed to:

  •
  Match the Company's compensation plans to its business strategies as well as the external business environment;

  •
  Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

  •
  Maximize profitability through growth and cost efficiency, balancing appropriately the short-term and long-term goals of the Company;

  •
  Align the interests of executives with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value; and

  •
  Target executive compensation at a level sufficient to insure PRIMEDIA's ability to attract and retain superior executives.

The Committee believes that compensation for executive officers should be linked to performance. To achieve correlation between executive compensation and performance, the Company targets a significant portion of the compensation paid to an executive officer, assuming performance targets are met, to be at-risk incentive compensation directly related to the performance of the Company, its business units and its Common Stock. This includes annual and longer-term cash bonuses, restricted stock awards, and stock option grants.

Base Salary.   Base salary is based on a qualitative evaluation of a variety of factors, including level of responsibility and individual performance. It is the policy of the Committee to review the base salaries of its most senior executives no more frequently than every 15 to 20 months.

Annual Incentives.   Annual cash bonuses, principally contingent on meeting revenues, earnings and cash flow performance targets, are provided to senior executives and middle managers. For 2003, over 900 senior executives and middle managers participated in the Company's various executive incentive plans. Each participant's incentive bonus opportunity is specially designed to reflect the participant's personal performance and performance of the business unit of which the participant is part. Bonuses consider both financial performance of the participant's business and personal performance.

Long-Term Performance Awards.   The Company's 1992 Stock Purchase and Option Plan, as amended (the "Stock Option Plan"), provides that stock options, restricted stock and performance awards may be granted to key executives who contribute to the growth and profitability of the Company. During 2003, the Company granted stock options and restricted stock under the Stock Option Plan and both restricted stock and options are outstanding under the Stock Option Plan. Effective at the end of 2003, the Company adopted SFAS 123, providing for the expensing of stock options. The Compensation Committee and the Board of Directors believe that the cost of equity compensation, based on Black-Scholes valuation, should be reflected in the Company's results.

The Company on occasion has used cash bonus plans covering two years or more to incentivize performance growth initiatives.

2003, A Year of Chief Executive Officer Transition.   From the beginning of 2003 until April 2003, Thomas S. Rogers served as Chairman and Chief Executive Officer of the Company. From

mid-April 2003 through mid-October 2003, Charles G. McCurdy served as President and Interim Chief Executive Officer of the Company. The compensation and termination arrangements for Mr. Rogers and Mr. McCurdy are disclosed under the headings "Executive Compensation" and "Employment Agreements" elsewhere in this proxy statement.

In mid-October, 2003, Kelly Conlin became President and CEO of the Company.

Compensation of Kelly Conlin, Chief Executive Officer.   The Company entered into an employment agreement with Mr. Conlin which is described under the heading "Employment Agreements" elsewhere in this proxy statement. Mr. Conlin's compensation under that agreement provides for salary and short-term incentive compensation in the form of a cash bonus conditioned on the Company attaining certain results. The incentive cash compensation is targeted to equal at least half and as much as 100% of his annual salary in line with the Company's policy to maximize incentive-based compensation. For long-term compensation, Mr. Conlin was granted stock options and restricted shares to align his interests with the stockholders. As part of his employment agreement, Mr. Conlin was required to purchase $500,000 of the Company's Common Stock, which he has already done.

Policy with Respect to Qualifying Compensation for Deductibility and Other Matters.   Section 162(m) of the Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that it is in the best interests of the Company and its stockholders. As the Company is not currently a taxpayer for federal income tax purposes, the loss of deductibility does not have a current effect on the Company.

COMPENSATION COMMITTEE
Henry R. Kravis, Chairman Perry Golkin Joseph Y. Bae

PERFORMANCE GRAPH

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

The above graph assumes a $100 investment on December 31, 1998, and reinvestment of all dividends, in the Company's Common Stock, the S&P 500 Index and a composite peer group consisting of Emmis Communications Corp., Martha Stewart Living Omnimedia, Inc. (beginning after its initial public offering in the second quarter of 2000), Meredith Corp., Penton Media, Inc. and Reader's Digest Association Inc. (Class A).

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
PRIMEDIA Inc.	$100	$139	$101	$37	$17	$24
S&P © 500	$100	$121	$110	$97	$76	$97
Custom Peer Group (5 Stocks)	$100	$130	$120	$82	$67	$77

Copyright © 2003, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

Executive Compensation Table

The following table shows compensation paid for the fiscal years ended December 31, 2001, 2002 and 2003 by the Company to the current and former Chief Executive Officers of the Company and each of the other four most highly compensated executive officers of the Company in 2003 in all capacities in which they served:

Long-Term Compensation
Awards
Annual Compensation
				Stock Options(#)	Restricted Stock($)(2)		All Other Compensation($)(3)
Name and Principal Position	Year	Salary($)	Bonus($)(1)
Dean B. Nelson Chairman of the Board	2003 2002 2001	$506,731 — —	$251,914 — —	— — —		$697,500 — —	$699,000 — —
Kelly P. Conlin Chief Executive Officer and President	2003 2002 2001	$152,308 — —	$100,000 — —	2,000,000 — —		$3,390,000 — —	$16,625 — —
Beverly C. Chell Vice Chairman, General Counsel and Secretary	2003 2002 2001	$730,191 699,998 699,998	$488,005 320,000 —	— 1,100,000 —		$976,500 — —	$10,751 12,116 20,480
Robert C. Metz Executive Vice President; CEO, Consumer Guides Group	2003 2002 2001	$438,923 400,000 399,525	$536,212 429,135 412,186	— — 95,000		$1,305,000 — —	$2,075 2,126 7,081
Thomas S. Rogers(4) Former Chairman and Chief Executive Officer	2003 2002 2001	$1,290,000 1,290,000 1,248,463	$266,667 660,000 —	— 3,000,000 —	$	— — —	$558,286 38,816 38,012
Charles G. McCurdy(4) Former Interim Chief Executive Officer and President	2003 2002 2001	$701,345 699,998 699,998	$446,875 320,000 —	— 2,000,000 —	$	— — —	$239,364 12,377 21,063
David G. Ferm(4) Former Executive Vice President; President and CEO, Consumer Media and Magazine Group	2003 2002 2001	$748,654 685,577 697,690	$480,000 336,386 —	— 100,000 40,000	$	— — —	$5,000 5,001 5,100

(1)
During the calendar year ended December 31, 2003, all executive officers participated in the Company's executive incentive and discretionary performance plans. Under these plans, cash awards are contingent and are based on various factors including earnings performance and cash flow of the Company (or in the case of Messrs. Metz and Ferm, earnings and cash flow of the operations they respectively manage) and the executive's individual performance during the calendar year in question as evaluated by the committee overseeing the plans. The bonus amounts reflected in the table for Messrs. Rogers, McCurdy and Ferm were determined as part of their respective separation agreements with the Company. See "Employment Agreements" for a more detailed description. The amount reflected in the table for Mr. Ferm represents Mr. Ferm's annual target bonus for 2003. Pursuant to Mr. Ferm's severance agreement, he is entitled to receive the greater of his annual target bonus for 2003 and his actual bonus for 2003 calculated pursuant to the Executive Incentive Plan.

(2)
On December 2, 2003, Mr. Nelson and Ms. Chell were granted, respectively, 250,000 and 350,000 shares of restricted Common Stock. Mr. Nelson's restricted Common Stock vested in 2004. Ms. Chell's restricted Common Stock will vest one-half on December 2, 2004 and one-half on December 2, 2005, so long as Ms. Chell remains continuously employed with the Company through the vesting date. On October 21, 2003, Mr. Conlin was granted 1,000,000 shares of restricted Common Stock. Mr. Conlin's restricted Common Stock will vest one-half on October 21, 2005 and one-quarter will vest on each of October 21, 2006 and October 21, 2007, so long as Mr. Conlin remains continuously employed with the Company through the vesting date. On November 30, 2003, Mr. Metz was granted 450,000 shares of restricted Common Stock. Mr. Metz's restricted Common Stock will vest one-half on November 30, 2005 and one-quarter will vest on each of November 30, 2006 and November 30, 2007, so long as Mr. Metz remains continuously employed with the Company through the vesting date. The restricted Common Stock was granted pursuant to the Company's Stock Option Plan. Dividends, if any, on all shares of restricted Common Stock are paid at the same rate and at the same time as paid to all stockholders. The value of the shares of restricted Common Stock reflected in the table as of December 31,

  2003 based on a closing price of the Common Stock on December 31, 2003 of $2.83 is as follows: Mr. Nelson, $707,500; Mr. Conlin, $2,830,000; Ms. Chell, $990,500; and Mr. Metz, $1,273,500.

(3)
Includes contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift and Retirement Plan (the "Thrift Plan"), a defined contribution plan covering most of the Company's employees, and interest on amounts previously contributed to the PRIMEDIA Restoration Plan (the "Restoration Plan"), a deferred unfunded program restoring to employees the amount of the Company contribution to the PRIMEDIA Thrift and Retirement Plan which the Company was not permitted to contribute because of the limit on contributions to qualified plans under the Code. For 2003 for Mr. Nelson, includes $699,000 paid to Capstone, of which Mr. Nelson is the Chief Executive Officer, for consulting services provided by Mr. Nelson and other Capstone employees. For 2003, for Mr. Conlin, includes $16,625 representing the amount Mr. Conlin would have benefited under the Thrift Plan if he had been entitled to participate in the Thrift Plan in 2003, which the Company agreed to pay pursuant to his employment agreement. For 2003, for Ms. Chell and Mr. Metz, includes $8,000 and $2,000, respectively, of contributions under the Thrift Plan and $2,751 and $75, respectively, of interest on amounts previously contributed to the Restoration Plan. For 2003, for Mr. Rogers, includes $8,000 of contributions under the Thrift Plan, $11 of interest on amounts previously contributed to the Restoration Plan, a $533,333 payment paid pursuant to Mr. Rogers' separation and release agreement in respect of Mr. Rogers' 2003 bonus for the period from April 18, 2003 to December 31, 2003, and $16,942 for additional life and long-term disability insurance. For 2003, for Mr. McCurdy, includes $8,000 of contributions under the Thrift Plan, $2,907 of interest on amounts previously contributed to the Restoration Plan, $57,642 of accrued and unused vacation time paid to Mr. McCurdy in December 2003 pursuant to his separation agreement, a $66,346 payment paid pursuant to Mr. McCurdy's separation agreement in respect of base salary for the period from December 1, 2003 to December 31, 2003, a $40,625 payment paid pursuant to Mr. McCurdy's separation agreement in respect of Mr. McCurdy's 2003 bonus for the period from December 1, 2003 to December 31, 2003, and a $63,844 cash payment to Mr. McCurdy in lieu of receipt by Mr. McCurdy of certain company-provided employee benefits he is entitled to receive under his employment agreement upon termination of his employment with the Company. For 2003, for Mr. Ferm, includes $5,000 of contributions under the Thrift Plan.

(4)
Messrs. Rogers, McCurdy and Ferm are no longer employed by the Company.

Stock Option Grants in Last Fiscal Year(1)

Individual Grants
	Number of Securities Underlying Options Granted(#)(2)	% of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Eight-Year Option Term (3)
			Exercise Price Per Share ($/Share)	Market Price on Date of Grant ($/Share)
Name					Expiration Date
						0%($)	5%($)	10%($)
Kelly P. Conlin(4)	2,000,000	51.2%	$3.09	$3.39	10/21/11	$0	$2,182,400	$5,952,800
Increase in market value of PRIMEDIA Common Stock for all stockholders at assumed annual rates of stock price appreciation (as used in the table above) from $2.83 per share, over the eight-year period, based on approximately 262.9 million shares (includes approximately 3.2 million shares of restricted stock granted, but not yet issued) outstanding on December 31, 2003.	5% (to $4.1812/share) $355,276,280	10% (to $6.0664/share) $850,959,261

(1)
No Stock Appreciation Rights were granted to the named executive officers during 2003.

(2)
The options described above are intended to be treated for federal income tax purposes as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permissible under the Code. If for any reason, all or any of these options cannot be treated as Incentive Stock Options under the Code, the part of these options that cannot be treated as Incentive Stock Options shall be valid and outstanding non-qualified stock options.

(3)
Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their eight-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

(4)
On October 21, 2003, Mr. Conlin was granted 2,000,000 options to purchase stock. The options vest 25% per year on each anniversary commencing on October 21, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
			Value of Unexercised In- the-Money Options at Fiscal Year-End($)(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Dean B. Nelson	—	—	$—	$—
Kelly P. Conlin	—	2,000,000	—	—
Beverly C. Chell	1,913,859	968,625	—	—
Robert C. Metz	133,500	51,500	46,550	46,550
Thomas S. Rogers	8,000,000	—	—	—
Charles G. McCurdy	5,116,042	—	—	—
David G. Ferm	201,250	—	39,200	—

(1)
No options were exercised by the named executive officers in 2003.

(2)
The Company's stock price on December 31, 2003 was $2.83 per share.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Kravis, Golkin and Bae in 2003. None of Messrs. Kravis, Golkin or Bae have been an officer or employee of the Company. Each of Messrs. Kravis and Golkin are general partners of KKR Associates and members of KKR 1996 GP LLC, the general partners of the partnerships, which own as of December 31, 2003, approximately 60% of the outstanding Common Stock of the Company. As general partners of KKR Associates and members of KKR 1996 GP LLC, Messrs. Kravis and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates and KKR 1996 GP LLC; however, they disclaim such beneficial ownership. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

Employment Agreements

In October 2003, Mr. Conlin entered into a four-year employment agreement providing for an annual salary of $900,000 and an annual target performance bonus of at least $450,000. Mr. Conlin is guaranteed a bonus of $450,000 for 2004 (the "Guaranteed Bonus"). Under the agreement, Mr. Conlin was granted 1,000,000 shares of restricted Common Stock and 2,000,000 stock options. Mr. Conlin was required pursuant to the agreement to purchase $500,000 of Common Stock of the Company, which he has already done. If Mr. Conlin's employment is terminated by reason of death or disability, he is entitled to receive (a) his base salary through the end of the month in which death occurs or in which disability benefits commence, as applicable, (b) if such termination occurs in any year other than 2003 or 2004, 50% of Mr. Conlin's base salary then in effect in lieu of an annual bonus, (c) the Guaranteed Bonus to the extent unpaid on the date of termination, and (d) vesting of outstanding unvested stock options and restricted stock. If Mr. Conlin's employment is terminated by the Company without Cause (as defined in the agreement) or by Mr. Conlin following a Constructive Termination (as defined in the agreement) at anytime prior to October 21, 2007, he is entitled to receive (a) his base salary through the date of termination, (b) his base salary for a period of 24 months following such termination, (c) the Guaranteed Bonus to the extent unpaid on the date of termination, (d) if the termination occurs in 2005, 2006 or 2007, a prorated portion of his annual bonus based on the number of days Mr. Conlin was employed during the applicable year and (e) if such termination occurs prior to October 21, 2005, vesting of 50% of the restricted stock and options granted pursuant to the agreement. If Mr. Conlin's agreement is not renewed upon expiration of its term or is renewed, and thereafter, Mr. Conlin's employment is subsequently terminated by the Company without Cause or by Mr. Conlin following a Constructive Termination at anytime on or after October 21, 2007, he is entitled to receive (a) his base salary through the date of termination, (b) his base salary for a period of 12 months following such termination, and (c) a prorated portion of his annual bonus based on the number of days Mr. Conlin was employed during the applicable year. If following a Change of Control (as defined in the agreement) Mr. Conlin's employment is terminated without Cause by the Company or by Mr. Conlin following a Constructive Termination, in addition to the rights and benefits described above, all rights and benefits granted by the Company to Mr. Conlin, whether pursuant to the agreement or otherwise, shall become vested. If Mr. Conlin's employment is terminated by the Company for Cause or Mr. Conlin voluntary terminates his employment (excluding any termination following a Constructive Termination without Cause), Mr. Conlin shall be entitled to (a) his base salary through the date of termination, and (b) exercise all vested options, and all his unvested options and restricted stock shall be forfeited.

In April 2001, Ms. Chell entered into an agreement with the Company providing for an annual salary of $700,000 (which amount was increased to $750,000 by the Compensation Committee effective May 15, 2003), an annual target performance bonus of 55% of her base salary, and an additional annual discretionary bonus of $700,000 based on the performance of certain start-up business areas for the Company. In the event of a Change of Control (as defined by the agreement) or if Ms. Chell's employment is terminated by reason of retirement or any other termination at or after age 65, Ms. Chell shall be entitled to receive $200,000 annually for life. If Ms. Chell's retirement occurs between the age of 60 and 65, the $200,000 annual payment shall be reduced by 7% for each year that payments commence prior to age 65, subject to adjustment in certain limited circumstances.

In April 1998, the Company entered into a letter agreement with Mr. Metz providing for the payment to Mr. Metz of 18 months base salary and a prorated portion of his target bonus based on the number of days Mr. Metz was employed during such year if the Company terminates Mr. Metz's employment without cause. In addition, in February 2002, a three-year compensation plan was established for Mr. Metz and three other senior executives in the Consumer Guides Group. Under this plan, Mr. Metz has target payouts of $150,000 and $450,000 for 2003 and 2004, respectively. Payment of any amount is contingent on the Consumer Guides Group achieving certain financial targets. Payments to Mr. Metz under this plan are set forth in the Executive Compensation Table.

In April 2003, Mr. Rogers resigned as Chairman of the Board and Chief Executive Officer. The decision was made mutually by Mr. Rogers and the Board of Directors of the Company based on differences regarding the future direction of the Company. In March 2004, the Company and Mr. Rogers entered into a separation and release agreement pursuant to which he is entitled to receive (a) payment in respect of his base salary from April 2003 to April 2005, (b) a prorated portion of his annual incentive bonus for 2003 based on his annual target bonus for 2003, (c) his annual incentive bonus for a period of 24 months based on his annual target bonus, (d) an agreed upon amount in respect of Mr. Rogers' 2002 annual bonus, (e) reimbursement of Mr. Rogers' attorneys fees incurred in connection with the negotiation of Mr. Rogers' separation and release agreement, (f) vesting of outstanding unvested stock options and the extension of the exercise period for certain options, and (g) continued coverage in PRIMEDIA's health and fringe benefit plans for 24 months (or, if PRIMEDIA cannot provide certain coverage, cash to enable Mr. Rogers to obtain equivalent coverage). The Company also agreed to maintain a separate office and secretarial support for him through April 2004. Amounts paid to Mr. Rogers in 2003 are set forth in the Executive Compensation Table.

In April 2002, Mr. McCurdy entered into a four-year employment agreement providing for an annual salary of $700,000 (which amount was increased to $750,000 by the Compensation Committee effective May 15, 2003), an annual target performance bonus of 55% of his base salary, and an additional discretionary bonus based on his performance in connection with the restructuring/reformation program. Mr. McCurdy's employment with the Company was terminated by mutual agreement on December 1, 2003. The Company and Mr. McCurdy entered into a Separation Agreement pursuant to which he is entitled to receive (a) his base salary for a period of 24 months following the date of termination of his employment, (b) a prorated portion of his annual incentive bonus for 2003 based on his annual target bonus for 2003, (c) his annual incentive bonus for a period of 24 months based on his annual target bonus for 2003, (d) a payment for services performed by Mr. McCurdy in 2003 in connection with the restructuring of the Company, (e) vesting of outstanding unvested stock options granted and the extension of the exercise period on all options expiring prior to November 2008, and (f) continued coverage in PRIMEDIA's health benefit plans for 24 months. The Company also agreed to maintain a separate office with secretarial support for a period of 24 months. Payments to Mr. McCurdy in 2003 are reflected in the Executive Compensation Table.

In March 2002, Mr. Ferm and the Company entered into an agreement extending his employment agreement through December 31, 2003. The agreement provided for a base salary of $750,000, an annual target performance bonus of $450,000 based on the performance of the PRIMEDIA Magazine and Media Group, of which Mr. Ferm was President and Chief Executive Officer. By mutual agreement Mr. Ferm left the Company upon expiration of his employment agreement and the Company agreed (a) to pay him his base salary for a period of 12 months from the date of termination and (b) to vest all options to purchase Common Stock with an exercise price of $1.85 held by Mr. Ferm and to extend the exercise period for all his vested options to December 2004. Payments to Mr. Ferm in 2003 are reflected in the Executive Compensation Table.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 15, 2004 by (i) each beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned(1)	Percentage
KKR Associates, L.P.(2) 9 West 57th Street New York, New York 10019	106,886,265	40.62%
KKR 1996 GP LLC(3) 9 West 57th Street New York, New York 10019	80,615,284	27.37%
Marathon Asset Management Limited(4)	15,560,371	6.00%
Joseph Y. Bae(2)(3)	—	*
David Bell(5)	36,500	*
Beverly C. Chell(6)	2,680,123	*
Kelly P. Conlin(7)	1,170,000	*
Timothy D. Dattels	—	*
Meyer Feldberg(5)	152,500	*
David G. Ferm(8)	201,500	*
Perry Golkin(2)(3)(9)	85,638	*
H. John Greeniaus(5)	167,500	*
Henry R. Kravis(2)(3)	—	*
Charles G. McCurdy(8)(10)	5,401,556	2.01%
Robert C. Metz(11)	600,040	*
Dean B. Nelson(12)	3,050,000	1.15%
George R. Roberts(2)(3)(9)	82,638	*
Thomas S. Rogers(8)	9,979,948	3.68%
All directors and executive officers as a group (22 persons)	24,450,995	8.70%

*
Less than one percent

(1)
For the purpose of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of the Company's Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of the Company shown as owned by certain executive officers, the executive officers have voting power but no investment power.

(2)
Shares of Common Stock shown as owned by KKR Associates, L.P. are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., and KKR Partners II, L.P., of which KKR Associates, L.P. is the general partner and as to which it possesses sole voting and investment power. Messrs. Kravis, Roberts, and Golkin (directors of PRIMEDIA) and Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly and Scott M. Stuart, as the general partners of KKR Associates, L.P., may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates, L.P. Such persons disclaim beneficial ownership of such shares. Mr. Bae (a director of PRIMEDIA) is a limited partner of KKR Associates, L.P. and an executive of KKR. He disclaims beneficial ownership of such shares.

(3)
Of the shares shown as owned by KKR 1996 GP LLC, 49,190,039 shares are represented by shares of the Company's Common Stock, 7,870,000 shares are represented by warrants to purchase 7,870,000 shares of the Company's Common Stock which are currently exercisable by the holder and 23,555,245 shares are represented by 1,319,093 shares of Series J Convertible Preferred Stock which are convertible at the option of the holder into approximately 23,555,245 shares of the Company's Common Stock. The shares of Common Stock and Series J Convertible Preferred Stock and the warrants to purchase Common Stock shown as owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P. and possesses sole voting and investment power. Messrs. Kravis, Roberts and Golkin (directors of PRIMEDIA) and Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly, Scott M. Stuart, Todd Fisher, Johannes Huth and Alexander Navab are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such shares and warrants. Messrs. Kravis and Roberts constitute the Executive Committee of KKR 1996 GP LLC. Mr. Bae (a director of PRIMEDIA) is a limited partner of KKR Associates, L.P. and an executive of KKR. He disclaims beneficial ownership of such shares and warrants.

(4)
Information based upon Schedule 13G filed on February 5, 2004 by Marathon Asset Management Limited ("Marathon") and M.A.M. Investments Ltd ("MAM"). According to the Schedule 13G, of the 15,560,371 shown as owned by Marathon and MAM, Marathon and MAM have shared voting power with respect to 9,820,082 shares and shared dispositive power with respect to 15,560,371.

(5)
Of the shares shown as owned, 25,000, 52,500 and 52,500 shares, respectively, for Messrs. Bell, Feldberg and Greeniaus are represented by options to purchase Common Stock which were either exercisable on February 15, 2004 or become exercisable within 60 days thereafter.

(6)
Of the shares shown as owned by Ms. Chell, 10,000 shares are owned of record by Robert M. Chell, 10,000 shares are owned of record by the Robert and Beverly Chell Foundation over which Ms. Chell has shared voting and investment power, 1,934,484 shares are represented by options to purchase Common Stock which were either exercisable on February 15, 2004 or become exercisable within 60 days thereafter, and 350,000 shares are represented by shares of restricted Common Stock which are not yet vested.

(7)
Of the shares shown as owned by Mr. Conlin, 1,000,000 shares are represented by shares of restricted Common Stock which are not yet vested.

(8)
Of the shares shown as owned, 201,250, 5,116,042 and 8,000,000 shares, respectively, for Messrs. Ferm, McCurdy and Rogers are represented by options to purchase Common Stock which were either exercisable on February 15, 2004 or become exercisable within 60 days thereafter.

(9)
Of the shares shown as owned, 82,638 and 82,638 shares, respectively, for Messrs. Golkin and Roberts are represented by shares Messrs. Golkin and Roberts may be entitled to receive pursuant to the Directors' Deferred Compensation Plan. See "Compensation of Directors" elsewhere in this proxy statement for a description of the Directors' Deferred Compensation Plan.

(10)
Includes 160,000 shares held in trust for his minor children over which Mr. McCurdy does not have voting or investment power. He disclaims beneficial ownership of such shares.

(11)
Of the shares shown as owned by Mr. Metz, 133,500 are represented by options to purchase Common Stock which were either exercisable by February 15, 2004 or become exercisable within 60 days thereafter, and 450,000 shares are represented by shares of restricted Common Stock which are not yet vested.

(12)
Of the shares shown as owned by Mr. Nelson, 1,800,000 shares are represented by 1,800,000 options to purchase the Company's Common Stock issued to Capstone, a consultant of the Company, for services performed, which options are currently exercisable by Capstone, 1,000,000 shares are represented by shares of the Company's Common Stock owned by Capstone and 250,000 shares are represented by shares of restricted Common Stock granted to Mr. Nelson which are now vested. Mr. Nelson (the Chairman of the Board and a director of PRIMEDIA) is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options and shares.

Equity Compensation Plan Information

The following table provides information about shares of the Company's Common Stock that may be issued upon the exercise of options, warrants and other rights and other equity compensation under the Company's equity compensation plans as of December 31, 2003:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders	24,388,647		$7.39	13,688,123	(1)
Equity Compensation Plans Not Approved by Security Holders(2)(3)(4)	2,677,000	(5)	$2.14	3,710,850	(6)

Total	27,065,647			17,398,973

(1)
Represents 10,611,353 shares of the Company's Common Stock which may be issued pursuant to future awards under the Stock Option Plan and 3,076,770 shares issuable pursuant to the PRIMEDIA Employee Stock Purchase Plan ("ESPP") (after taking into consideration the issuance under the ESPP of 195,351 shares in January 2004 for the offering period ended December 31, 2003).

(2)
The number of shares issuable pursuant to the Directors' Deferred Compensation Plan described under the caption "Compensation of Directors" elsewhere in this proxy statement is not presently determinable.

(3)
The table does not include information for the following equity compensation plans and options and other warrants and rights assumed by the Company in connection with mergers and acquisitions pursuant to which there remain outstanding options or other warrants or rights (collectively, the "Assumed Plans"): Amended and Restated 1999 Non-Officer Stock Option/Stock Issuance Plan of About.com, Inc.; Glowbug.com, Inc. 2000 Stock Option/Stock Issuance Plan; Sombasa Media Inc. 1999 Stock Option Plan; 1999 Stock Option Plan of Wiseads Interactive, Inc.; About.com, Inc. Second Amended and Restated 1998 Stock Option/Stock Issuance Plan; and North Sky, Inc. (formerly Direct Connect, Inc.) 1997 Stock Option Plan. A total of 3,282,672 shares of the Company's Common Stock may be purchased under the Assumed Plans, at a weighted average price of $12.54. No further grants may be made under any Assumed Plan.

(4)
Excludes warrants to purchase 7,870,000 shares of the Company's Common Stock owned by KKR 1996 GP LLC. The warrants to purchase shares of the Company's Common Stock owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P., and possesses sole voting and investment power. Messrs. Kravis, Roberts and Golkin (directors of PRIMEDIA) and eight other individuals are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such warrants. Messrs. Kravis and Roberts constitute the Executive Committee of KKR 1996 GP LLC. Mr. Bae (a director of PRIMEDIA) is a limited partner of KKR Associates and an executive of KKR. He disclaims beneficial ownership of such warrants.

(5)
Represents 1,800,000 options to purchase the Company's Common Stock issued to Capstone, a consultant of the Company, for services performed, and 877,000 options to purchase the Company's Common Stock issued to Bill Day pursuant to the PRIMEDIA Inc. 2001 Stock Incentive Plan (the "2001 Plan"). In 2003, Mr. Day left the Company and as a result all of his options were accelerated and are currently exercisable.

(6)
Represents 3,710,850 shares of the Company's Common Stock which may be issued pursuant to future awards under the 2001 Plan. In connection with the Company's acquisition of About, the Company established the 2001 Plan to provide certain key executives of About grants of stock options in the Company's Common Stock. The 2001 Plan permits the grant of stock options, Incentive Stock Options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights, performance units, performance shares and other stock-based grants. The only outstanding incentive award under the 2001 Plan is the 877,000 options to purchase Common Stock granted to Mr. Day in 2001 and reflected in the table above. The Company has no present intention to issue any additional incentive awards under the 2001 Plan. The stock options that were granted pursuant to the 2001 Plan expire ten years from the date of grant, vest at a rate of 20% per year over a five-year period commencing on the effective date of the grant and have an exercise price of $2.85.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes that this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director's fees.

In August 2001, the Company financed its acquisition of EMAP in part by issuing 1,000,000 shares of Series J Convertible Preferred Stock to KKR 1996 Fund L.P. (a limited partnership associated with KKR) for $125 million. Dividends on the Series J Convertible Preferred Stock accrue quarterly, at an annual rate of 12.5% and are payable quarterly in-kind.

In 2002, the Company retained Capstone to provide consulting services to the Company primarily to identify and advise on potential opportunities to reduce costs at the Company. In 2003, the Company paid Capstone $699,000 in cash for consulting services received. Since Mr. Nelson, the Chairman of the Board and a Director of the Company, is the Chief Executive Office of Capstone, this payment is shown as paid to Mr. Nelson in the Executive Compensation table in this proxy statement under "All Other Compensation." Additionally, although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone.

After engaging in a competitive bidding process, in 2000, the Company retained Willis of New York, Inc. ("Willis"), a subsidiary of Willis Group Holdings Limited, to provide insurance brokerage services to the Company. During the years ended December 31, 2003, 2002 and 2001, the Company paid insurance broker fees aggregating $395,000, $358,000 and $331,000, respectively. On a fully diluted basis, an investment partnership associated with KKR owned more than 20% of Willis as of December 31, 2003.

See the disclosure under "Employment Agreements" elsewhere in this proxy statement for a description of the employment agreements between the Company and certain executive officers.

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has recommended to the Board that Deloitte & Touche LLP, which firm has been the independent auditors of the Company since the Company's inception in 1992 (and its predecessors from 1989), be continued as auditors for the Company. The stockholders are being asked to approve the Board's decision to retain Deloitte & Touche LLP for the fiscal year ending December 31, 2004. A representative of Deloitte & Touche LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2003 and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"):

	Fiscal year ended
	2003	2002
Audit Fees	$4,991,000	$4,134,000
Audit-Related Fees(a)	1,656,000	2,975,000

Total Audit and Audit-Related Fees	6,647,000	7,109,000
Tax Fees(b)	50,000	184,000
All Other Fees(c)	—	—

Total Fees	$6,697,000	$7,293,000

(a)
Includes fees for consultation on financial accounting and reporting standards, acquisition related services, employee benefit plan audits and Sarbanes-Oxley Act Section 404 implementation assistance.

(b)
Includes tax consultation services.

(c)
None.

Policy on Approval of Independent Auditor Fees and Services

The services performed by Deloitte & Touche in fiscal 2003 were pre-approved by the Audit Committee in accordance with the pre-approval policy and procedures adopted by written consent of the Audit Committee dated June 19, 2003. This policy describes the permitted audit, audit-related, non-audit related (tax) and non-permitted services (all other fees) (collectively, the "Disclosure Categories") that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year audit, a description of services ("Service List") to be performed by Deloitte & Touche in each of the Disclosure Categories must be presented to the Audit Committee for approval. In 2003, all services included on the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, and non-audit related (tax) services not included on the Service List must be submitted to the Audit Committee for specific pre-approval. Generally, pre- approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, or any member of the Committee in the absence of the Chairman. In the event unexpected matters arise requiring services by Deloitte & Touche not included on the Service List, Company management may approve the services for limited amounts. In the event any of the audit-related services or non-audit related services are authorized by less than all members of the Audit Committee, the Chief Accounting Officer of the Company shall notify any members of the Audit Committee who did not participate in such determination of the services and fees authorized.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, attached hereto as Annex A, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PRIMEDIA Inc. During year 2003, the Committee met twelve times, including meetings whereby the Committee discussed the financial information contained in each quarterly earnings announcement and in each quarterly Form 10-Q and in the Form 10-K with senior management, including the Chief Financial Officer and Chief Accounting Officer, as well as the independent auditors, Deloitte & Touche, prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee satisfied itself as to the auditors' independence.

The Committee also discussed with management and the internal auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Committee also discussed the responsibilities and staffing of the Company's accounting and financial reporting functions with senior management and Deloitte & Touche, as well as reviewed periodic updates on the Company's implementation of an enterprise-wide general ledger system, refinement of its business continuity planning and preparation for the Company's certification and related independent auditor attestation for internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed and reviewed with the independent auditors all communications required by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee responsibility is to monitor and review the financial processes and procedures designed to insure compliance with accounting standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management, the independent auditors and the internal auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: April 22, 2004
AUDIT COMMITTEE Timothy D. Dattels, Chairman David Bell H. John Greeniaus

The Board of Directors Recommends a Vote FOR the Selection of Independent Auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of its equity securities to file reports of ownership and reports of changes in ownership of such equity securities with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson & Co., at an anticipated cost of less than $5,000, plus reimbursement of out-of-pocket expenses.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including certified financial statements and all other information required to be included in an annual report to shareholders, has been furnished to all persons who were shareholders of the Company on the record date for the annual meeting of stockholders.

2005 ANNUAL MEETING

For a stockholder to bring matters before the 2005 Annual Meeting, notice must be received by the Company within the time limits described below. The notice must include a description of the proposed business, the reasons therefore and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 2005 Annual Meeting, notice must be received by the Company on or before December 22, 2004. In each case, the notice must be given to the Secretary of the Company, whose address is 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                        Beverly C. Chell
                         Vice Chairman and Secretary

April 22, 2004

ANNEX A

Audit Committee Charter

        1.    Members.    The Board of Directors of PRIMEDIA Inc. appoints an Audit Committee of at least three members, consisting entirely of independent directors, and designates one member as chairperson or delegates the authority to designate a chairperson to the Audit Committee. For purposes hereof, the term "independent" shall mean a director who meets the New York Stock Exchange ("NYSE") standards of independence for directors and audit committee members, as determined by the Board.

Each member of the Audit Committee must be financially literate, as determined by the Board. In addition, at least one member of the Committee must be an "audit committee financial expert," as determined by the Board in accordance with Securities and Exchange Commission ("SEC") rules.

        2.    Purpose, Duties, and Responsibilities.

The purpose of the Audit Committee, at a minimum, shall be to:

    •
    represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and the Company's independent auditor; and

    •
    prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall:

  (i)
  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, subject to ratification and approval by the Company's stockholders, compensate, evaluate, and terminate when appropriate, the independent auditor, which shall report directly to the Audit Committee.

  (ii)
  Obtain and review, at least annually, a report by the independent auditor describing: (A) the independent auditor's internal quality-control procedures; and (B) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

  (iii)
  Approve in advance all audit and permissible non-audit services to be provided by the independent auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditor.

  (iv)
  Consider, at least annually, the qualifications, performance and independence of the independent auditor, including whether the independent auditor's performance of permissible non-audit services is compatible with the auditor's independence, and obtain and review a report by the independent auditor describing any relationships between the independent auditor and the Company and any other relationships that may adversely affect the independence of the auditor.

A-1

  (v)
  Review and discuss with the independent auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any problems or difficulties the auditor encountered in the course of its audit work and management's response; and (B) any reports of the independent auditor with respect to interim periods.

  (vi)
  Discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", all critical accounting policies and practices analyses and major issues regarding accounting principles and financial statement presentations.

  (vii)
  Receive reports from the independent auditor and management regarding, and review and discuss the adequacy and effectiveness of, the Company's internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Audit Committee by the independent auditor or management.

  (viii)
  Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company's disclosure controls and procedures.

  (ix)
  Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

  (x)
  Review and discuss with management and the independent auditor earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

  (xi)
  Review and discuss with management and the independent auditor the Company's practices with respect to risk assessment and risk management.

  (xii)
  Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

  (xiii)
  Establish policies for the hiring of employees and former employees of the independent auditor.

  (xiv)
  Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

        3.    Outside Advisors.    The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

        4.    Meetings.    Unless otherwise determined by the Board, the Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities. The majority of the members of the Audit Committee shall constitute a quorum.

A-2

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK,NY 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2004

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc.will be held at 10:00 a.m.on Wednesday, May 12, 2004 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

1.
To elect ten directors to the Board of Directors;

2.
To approve selection of independent public accountants for the fiscal year ending December 31, 2004;and

3.
Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 1st, 2004 will be entitled to vote at the meeting or adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

BEVERLY C. CHELL Vice Chairman and Secretary
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PRIMEDIA Inc.

This proxy is solicited on behalf of the Board of Directors of
PRIMEDIA Inc.
for the Annual Meeting on May 12, 2004

        The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 12, 2004, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

THIS PROXY IS CONTINUED ON THE REVERSE.
PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY

Instructions for Voting Your Proxy

PRIMEDIA Inc.is now offering stockholders three alternative ways of voting their proxies:

  •
  By Telephone (using a touch-tone telephone)         •    Through the Internet (using a browser)        •     By Mail (traditional method)

Your telephone, fax or Internet vote authorizes the proxies to vote your shares in the same manner as if you had mailed your proxy card.We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m.Eastern Daylight Time May 11, 2004.

  •
  On a touch-tone telephone, call TOLL FREE 1-800-850-5336, 24 hours a day, 7 days a week

  •
  You will be asked to enter ONLY the Control Number shown below

  •
  Have your proxy card ready, then follow the prerecorded instructions

  •
  Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m.Eastern Daylight Time May 11, 2004.

  •
  Visit the Internet voting Website at http://proxy.georgeson.com

  •
  Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

  •
  You will incur only your usual Internet charges

VOTING BY MAIL

  •
  Simply sign and date your proxy card and return it in the postage-paid envelope

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
/X/	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE PLAN PARTICIPANTS VOTE "FOR" PROPOSALS 1 AND 2
		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as Directors: Joseph Y. Bae, David A. Bell, Beverly C. Chell, Kelly P. Conlin, Timothy D. Dattels, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Henry R. Kravis, Dean B. Nelson	/ /	/ /	2.	To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.	/ /	/ /	/ /
You may withhold authority to vote for any individual nominee or nominees by marking the FOR box and striking out the name of any such nominee.
				3.	Transact such other business as may properly come before the meeting.
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with plan the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
Signature

Signature (if held jointly)

Date

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK,NY 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 12, 2004

Dear Plan Participant:

The Annual Meeting of Stockholders of PRIMEDIA Inc.will be held at 10:00 a.m.on Wednesday, May 12, 2004 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

1.
To elect ten directors to the Board of Directors;

2.
To approve selection of independent public accountants for the fiscal year ending December 31, 2004;and

3.
Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 1st, 2004 will be entitled to vote at the meeting or adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

BEVERLY C. CHELL Vice Chairman and Secretary
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PRIMEDIA Inc.

This proxy is solicited on behalf of the Board of Directors of
PRIMEDIA Inc.
for the Annual Meeting on May 12, 2004

        The undersigned, a participant in the PRIMEDIA Thrift & Retirement Plan, appoints the Trustee of the Plan the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 12, 2004, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned plan participant. If no direction is given, this proxy will be voted in accordance with the provisions of the PRIMEDIA Thrift & Retirement Plan documents.

THIS PROXY IS CONTINUED ON THE REVERSE.
PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY

Instructions for Voting Your Proxy

PRIMEDIA Inc. is now offering stockholders three alternative ways of voting their proxies:

  •
  By Telephone (using a touch-tone telephone)        •     Through the Internet (using a browser)        •    By Mail (traditional method)

Your telephone, fax or Internet vote authorizes the proxies to vote your shares in the same manner as if you had mailed your proxy card.We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m.Eastern Daylight Time May 11, 2004.

  •
  On a touch-tone telephone, call TOLL FREE 1-800-850-5336, 24 hours a day, 7 days a week

  •
  You will be asked to enter ONLY the Control Number shown below

  •
  Have your proxy card ready, then follow the prerecorded instructions

  •
  Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m.Eastern Daylight Time May 11, 2004.

  •
  Visit the Internet voting Website at http://proxy.georgeson.com

  •
  Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

  •
  You will incur only your usual Internet charges

VOTING BY MAIL

  •
  Simply sign and date your proxy card and return it in the postage-paid

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
/X/	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE PLAN PARTICIPANTS VOTE "FOR" PROPOSALS 1 AND 2
		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as Directors: Joseph Y. Bae, David A. Bell, Beverly C. Chell, Kelly P. Conlin, Timothy D. Dattels, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Henry R. Kravis, Dean B. Nelson	/ /	/ /	2.	To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.	/ /	/ /	/ /
You may withhold authority to vote for any individual nominee or nominees by marking the FOR box and striking out the name of any such nominee.
				3.	Transact such other business as may properly come before the meeting.
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with plan the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
Signature

Signature (if held jointly)

Date

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/prm			1-866-257-2279
•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-866-257-2279 CALLTOLL-FREE TO VOTE • IT'S FAST AND CONVENIENT

v DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET v

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

1. Election of Directors
FOR all nominees listed below	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below	/ /	*EXCEPTIONS	/ /	2.	To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees:	01—Joseph Y. Bae, 02—David A. Bell, 03—Beverly C. Chell, 04—Kelly P. Conlin, 05—Timothy D. Dattels, 06—Meyer Feldberg, 07—Perry Golkin, 08—H. John Greeniaus, 09—Henry R. Kravis, 10—Dean B. Nelson					3.	Transact such other business as may properly come before the meeting.
						In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions							To change your address, please mark this box.		☐
							To include any comments, please mark this box.		☐

							S C A N L I N E

						The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date	Share Owner sign here	Co-Owner sign here

PRIMEDIA Inc. 745 FIFTH AVENUE NEW YORK, NEW YORK 10151
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2004

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 12, 2004 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

  (1)
  To elect ten directors to the Board of Directors;

  (2)
  To approve selection of independent public accountants for the fiscal year ending December 31, 2004; and

  (3)
  Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 1, 2004 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ BEVERLY C. CHELL
BEVERLY C. CHELL Vice Chairman and Secretary

PRIMEDIA Inc.
PROXY CARD

This proxy is solicited on behalf of the Board of Directors of PRIMEDIA Inc. for the Annual Meeting on May 12, 2004

The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 12, 2004, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

PRIMEDIA INC. P.O. BOX 11283 NEW YORK, N.Y. 10203-0283

(Continued, and to be signed and dated on reverse side.)

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
2005 ANNUAL MEETING